Exhibit 5.1




                                 June 24, 1997


Heilig-Meyers Company
2235 Staples Mill Road
Richmond, Virginia 23230

MacSaver Financial Services, Inc.
2 Reads Ways, Suite 224
New Castle, Delaware 19720

                    Re:  Registration Statement on Form S-3
                        $400,000,000 Aggregate Principal
                              Amount of Securities

Ladies and Gentlemen:

         In connection with the registration of $400,000,000 aggregate principal amount of (i) common stock, par value $2.00 per share (the "Common Stock"), of Heilig-Meyers Company, a Virginia corporation ("Heilig-Meyers"), (ii) warrants to purchase the Common Stock of Heilig-Meyers (the "Warrants"), (iii) debt securities (the "Debt Securities") of MacSaver Financial Services, Inc., a Delaware corporation ("MacSaver"), and (iv) the guarantees of the Debt Securities (the "Guarantees" and, collectively with the Common Stock , Warrants and Debt Securities, the "Securities") by Heilig-Meyers, under the Securities Act of 1933, as amended (the "Act"), on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on the date hereof (the "Registration Statement"), and the offering of such Securities from time to time, as set forth in the prospectus contained in the Registration Statement (the "Prospectus") and as to be set forth in one or more supplements to the Prospectus (each a "Prospectus Supplement"), you have requested our opinion with respect to the matters set forth below.

         In connection with this opinion, we have made such legal and factual examinations and inquiries, including an examination of originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.


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Heilig-Meyers Company
MacSaver Financial Services, Inc.
June 19, 1997
Page 2


         Capitalized terms used herein without definition have the meanings ascribed to them in the Registration Statement.

         Subject to the foregoing and the other matters set forth herein, it is our opinion that as of the date hereof:

         1. Heilig-Meyers has authority pursuant to its Restated Articles of Incorporation to issue up to 250,000,000 shares of Common Stock. Upon adoption by the Board of Directors of Heilig-Meyers of a resolution in form and content as required by applicable law and upon issuance and delivery of and payment for such shares in the manner contemplated by the Registration Statement and/or the applicable Prospectus Supplement and by such resolution, the shares of Common Stock to be sold pursuant to the Registration Statement and/or Prospectus Supplement will be validly issued, fully paid and nonassessable.

         2. The Debt Securities have been duly authorized by all necessary corporate action of MacSaver, and when the Debt Securities have been duly established by an Indenture, and duly executed, authenticated and delivered by or on behalf of MacSaver against payment therefor in accordance with the terms of an Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, the Debt Securities will constitute legally valid and binding obligations of MacSaver, enforceable against MacSaver in accordance with their terms.

         3. The Guarantees have been duly authorized by all necessary corporate action of Heilig-Meyers, and when the Guarantees have been duly established by an Indenture, and duly executed in accordance with the terms of an Indenture and upon due execution, authentication and delivery of the Debt Securities and upon payment therefor in accordance with the terms of an Indenture and as contemplated by the Registration Statement and/or the applicable Prospectus Supplement, will be legally valid and binding obligations of Heilig-Meyers.

         4. The registration of the Warrants pursuant to the Registration Statement has been duly authorized by all necessary corporate action of Heilig-Meyers. Upon adoption by the Board of Directors of Heilig-Meyers of a resolution in form and content as required by applicable law with respect to the Common Stock issuable upon exercise of the Warrants, and when the Warrants have been duly established by a Warrant Agreement, and duly executed and delivered by or on behalf of the Company against payment therefor in accordance with the terms of a Warrant Agreement and as contemplated by the Registration Statement


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Heilig-Meyers Company
MacSaver Financial Services, Inc.
June 19, 1997
Page 3


and/or the applicable Prospectus Supplement, the Warrants will constitute legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         The opinions set forth above are subject to the following exceptions, limitations and qualifications: (i) the effect of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law, and the discretion of the court before which any proceeding therefor may be brought; (iii) the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) the enforceability of obligations under an Indenture may be limited by (A) requirements that a claim with respect to any Securities denominated other than in U.S. dollars (or a foreign currency or foreign currency unit judgment in respect to such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (B) governmental authority to limit, delay or prohibit the making of payments in foreign currency or currency units or payments outside the United States.

         We also reaffirm our opinion regarding the rights to purchase preferred stock, series A, $10.00 par value, of the Company ("the Rights"), attached in equal number to the shares of Common Stock that may be issued pursuant to the transactions described herein, given to the Company's Board of Directors as confirmed in our letter of February 17, 1988, attached to our opinion filed as
Exhibit 5 to the Heilig-Meyers Company Registration Statement (No. 33-64616) on Form S-8. In our opinion regarding the Rights, we discussed whether certain provisions of Section 13.1-638 of the Virginia Code might prohibit the restrictions on transfer imposed under the agreement governing the Rights. The Virginia Code has been amended to provide that, notwithstanding such provisions of Section 13.1- 638, the terms of rights issued by a corporation may include restrictions on transfer by designated persons or classes of persons.

         To the extent that the obligations of Heilig-Meyers and MacSaver under an Indenture may be dependent upon such matters, we assume for purposes of this opinion that the Trustee is duly organized, validly existing and in good standing under the laws


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Heilig-Meyers Company
MacSaver Financial Services, Inc.
June 19, 1997
Page 4

of its jurisdiction of organization; that the Trustee is duly qualified to engage in the activities contemplated by an Indenture; that an Indenture has been duly authorized, executed and delivered by the Trustee and constitutes the legally valid, binding and enforceable obligation of the Trustee enforceable against the Trustee in accordance with its terms; that the Trustee is in compliance, generally and with respect to acting as a trustee under an Indenture, with all applicable laws and regulations; and that the Trustee has the requisite organizational and legal power and authority to perform its obligations under an Indenture.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference to us under the heading relating to the validity of the Securities in the Registration Statement (including the applicable Prospectus Supplement relating to such Securities). We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Act.

                              Very truly yours,

                              McGuire, Woods, Battle & Boothe, L.L.P.